Exhibit 10.54

THIRD AMENDMENT
TO
REVOLVING CREDIT AGREEMENT

Third Amendment dated as of March 25, 2002 to Revolving Credit Agreement (the “Third Amendment”), by and among PEREGRINE SYSTEMS, INC., a Delaware corporation (the “Borrower”), FLEET NATIONAL BANK and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the “Lenders”), amending certain provisions of the Revolving Credit Agreement dated as of October 29, 2001 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders and FLEET NATIONAL BANK in its capacity as administrative agent for the Lenders (the “Administrative Agent”). Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrower and the Lenders have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Third Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.          Amendment to §1.1 of the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)           The definition of “Senior Funded Debt” is hereby amended by deleting such definition in its entirety and restating it as follows:

Senior Funded Debt. At any time of determination, the sum of (a) Consolidated Total Funded Debt, plus (b) without duplication, at any time from and after February 11, 2002, and solely for purposes of calculating compliance with §10.3 hereof, Consolidated Outstanding Indebtedness, plus (c) without duplication, at any time from and after March 25, 2002, and solely for purposes of calculating compliance with §10.3 hereof, Consolidated Purchase Indebtedness, and minus (d) Subordinated Debt.

(b)           Section 1.1 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

Consolidated Purchase Indebtedness.  With respect to the Borrower and its Subsidiaries, the aggregate amount of Consolidated Total Funded Debt of the Borrower and its Subsidiaries pertaining to the IBM Indebtedness, the Inforte Indebtedness, the Veritas Indebtedness and the Reno Indebtedness which is actually outstanding on March 25, 2002 or which is anticipated to be incurred at any time thereafter (and in the amounts set forth in the relevant definitions for each category of Indebtedness), whether or not such indebtedness is subsequently repaid or reduced in whole or in part.

IBM Indebtedness.  The Indebtedness of the Borrower or its Subsidiaries incurred or to be incurred to IBM in an aggregate amount of $2,400,000 related to the installation and configuration of an upgrade of software.

Inforte Indebtedness.  The Indebtedness of the Borrower or its Subsidiaries incurred or to be incurred to Inforte in an aggregate amount of $1,500,000 related to the installation and configuration of an upgrade of software.

Remedy Cayman Transaction.  The transaction or series of related transactions occurring on or after March 25, 2002 pursuant to which Remedy Cayman Ltd. transfers 100% of the Capital Stock of each of Remedy Software Ireland Ltd. and Remedy International Ltd. to Peregrine Systems Global Ltd. in exchange for not more than twenty percent (20%) of the Capital Stock of Peregrine Systems Global Ltd. and, in connection therewith, Peregrine Systems Global Ltd. authorizes and issues additional shares of its Capital Stock.

Reno Indebtedness.  The Indebtedness of the Borrower or its Subsidiaries incurred or to be incurred to Reno Contracting in an aggregate amount of $400,000 related to the installation of a power generator on certain Real Estate of the Borrower.

Telco Transaction.  The transaction or series of related transactions occurring on or after March 25, 2002 pursuant to which the Borrower dissolves or otherwise causes the dissolution of each of Peregrine Nova Scotia Co. and Peregrine Systems Ltd., immediately after which Telco Research Corporation shall be a wholly-owned Subsidiary of the Borrower.

Veritas Indebtedness.  The Indebtedness of the Borrower or its Subsidiaries incurred or to be incurred to Veritas in an aggregate amount of $600,000 related to the purchase of backup and recovery software.

§2.          Amendment to §8 of the Credit Agreement.  Section 8 of the Credit Agreement is hereby amended as follows:

(a)           Section 8.6 of the Credit Agreement is hereby amended by inserting immediately after the words “provided that nothing in this §8.6 shall prevent the Borrower from discontinuing the operations (including, without limitation, a dissolution” which appear in the second sentence of §8.6 the words “and the Telco Transaction”.

(b)           Section 8.16 of the Credit Agreement is hereby amended by inserting immediately after the end of §8.16 the following sentence: “Notwithstanding anything to the contrary contained herein, the Borrower shall, within ten (10) days of consummating the Telco

Transaction, execute and deliver to the Agent a supplement to the Stock Pledge Agreement affirming the pledge by the Borrower of 100% of the Capital Stock of Telco Research Corporation and deliver to the Agent the stock certificate of Telco Research Corporation (and a stock power relating thereto, duly executed in blank).”

§3.          Amendment to §9 of the Credit Agreement.  Section 9.5.2 of the Credit Agreement is hereby amended by deleting §9.5.2. in its entirety and restating it as follow:

9.5.2. Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or otherwise affect any Asset Sale, other than (a) the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices, (b) the sale by the Borrower of its Accounts Receivable provided that such sale is permitted pursuant to §9.1 (i) hereof; (c) the sale of assets so long as the value of all assets sold pursuant to this §9.5.2(c) does not exceed, in the aggregate, $10,000,000; (d) Asset Sales constituting transactions that are otherwise expressly permitted pursuant to §§9.3, 9.4, 9.5 and 9.6 hereof; (e) the sale by Remedy Cayman Ltd. to Peregrine Systems Global Ltd. of 100% of the Capital Stock of each of Remedy Software Ireland Ltd. and Remedy International Ltd. pursuant to the Remedy Cayman Transaction (and the consent by the Administrative Agent under the Charge On Shares governing the pledge of the Capital Stock of Peregrine Systems Global Ltd. to (1) the issuance by Peregrine Systems Global Ltd. of the additional shares of its Capital Stock necessary to consummate the Remedy Cayman Transaction and (2) the existence of another shareholder of such Capital Stock), provided (i) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (ii) the Remedy Cayman Transaction is completed on or prior to May 1, 2002; and (iii) the applicable Security Documents (including, without limitation, the Charge On Shares) have been modified such that the Borrower is pledging to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, 65% of all of the issued and outstanding Capital Stock of Peregrine Systems Global Ltd. (without regard to the actual percentage owned by the Borrower).

§4.          Amendment to §10 of the Credit Agreement.  Section 10 of the Credit Agreement is hereby amended by deleting §10.3 in its entirety and restating it as follows:

10.3. Senior Funded Debt to EBITDA.  The Borrower will not at any time permit the ratio of Senior Funded Debt outstanding on the date of determination to EBITDA for the Reference Period ending on or immediately prior to such date, as the case may be, to exceed (a) 1.00:1.00 at any time from the Closing Date through December 30, 2001; (b) 0.349:1.00 at any time from and after February 11, 2002 through March 25, 2002 or (c) 0.399:1.00 at any time thereafter.

§5.           Conditions to Effectiveness.  This Third Amendment shall not become effective until the Administrative Agent receives a counterpart of this Third Amendment, executed by the Borrower, each Guarantor and the Required Lenders.

§6.           Representations and Warranties.  The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in §7 of the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.  In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Third Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and has been duly authorized by all necessary corporate action on the part of the Borrower.

§7.           Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement and this Third Amendment shall be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§8.           No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower, any Guarantor or any rights of the Administrative Agent or the Lenders consequent thereon.

§9.           Counterparts.  This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§10.         Governing Law.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as a document under seal as of the date first above written.

PEREGRINE SYSTEMS, INC.

By:	/s/ [ILLEGIBLE]
Name:
Title:

FLEET NATIONAL BANK

By:
William S. Rowe, Vice President

By:	/s/ George A. Nicholson
George A. Nicholson, Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ James Heim
	Name:	JAMES HEIM
	Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ Kevin M. McMahon
	Name:	Kevin M. McMahon
	Title:	Managing Director

COMERICA BANK

By:	/s/ Steven J. Stuckey
	Name:	Steven J. Stuckey
	Title:	Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Julien Michaels
	Name:	JULIEN MICHAELS
	Title:	VICE PRESIDENT

THE BANK OF NOVA SCOTIA

By:	/s/ Ed Kofman
	Name:	Ed Kofman
	Title:	Director

BNP PARIBAS

By:	/s/ Rafael C. Lumanian		/s/ James F. McCann
	Name:	Rafael C. Lumanian	James F. McCann
	Title:	Director	Director

RATIFICATION OF GUARANTY

Each of the undersigned guarantors hereby acknowledges and consents to the foregoing Third Amendment as of March 25, 2002, and agrees that the applicable Guaranty from such Guarantor dated as of October 29, 2001, December 20, 2001 and December 24, 2001, as applicable in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders and all other Loan Documents to which each of the Guarantors are a party remain in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations hereunder.

PEREGRINE REMEDY, INC.

By:	/s/ [ILLEGIBLE]
Name:
Title:

TELCO RESEARCH CORPORATION

By:	/s/ [ILLEGIBLE]
Name:
Title:

HARBINGER HOLDINGS, INC.

By:	/s/ [ILLEGIBLE]
Name:
Title:

PEREGRINE E-MARKETS, INC.

By:	/s/ [ILLEGIBLE]
Name:
Title:

PEREGRINE DIAMOND, INC.

By:	/s/ [ILLEGIBLE]
Name:
Title:

PEREGRINE CONNECTIVITY, INC.

By:	/s/ [ILLEGIBLE]
Name:
Title:

PEREGRINE ONTARIO BLUE JAYS, INC.

By:	/s/ [ILLEGIBLE]
Name:
Title:

PEREGRINE CALIFORNIA PADRES, INC.

By:	/s/ [ILLEGIBLE]
Name:
Title:

BALLGAME ACQUISITION CORPORATION

By:	/s/ [ILLEGIBLE]
Name:
Title:

OCTOBER ACQUISITION CORPORATION

By:	/s/ [ILLEGIBLE]
Name:
Title:

PEREGRINE BODHA, INC.

By:	/s/ [ILLEGIBLE]
Name:
Title: